QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-171601 on Form S-8, Registration Statement No. 333-169433 on Form S-1, as amended by Post-Effective Amendment No. 2 on Form S-3, Registration Statement No. 333-187894 on Form S-3 and Registration Statement No. 333-193359 on Form S-4 of our report dated February 24, 2014, relating to the consolidated financial statements of KKR & Co. L.P. and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

New York, New York
February 24, 2014

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM